UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)June 8, 2010 (June 3, 2010)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Terms and Conditions of Stock Award, Employment and Separation for Mr. William B. Larson and Dr. Hanns K. Zoellner
     On June 3, 2010 and June 4, 2010, respectively, Commercial Metals Company (the “Company”) and the Company’s wholly-owned subsidiary, Commercial Metals International AG (“CMC International”), entered into standard agreements (the “Agreements”) effective June 1, 2010 for terms and conditions of stock awards, employment and separation with William B. Larson, Senior Vice President and Chief Financial Officer of the Company, and Dr. Hanns K. Zoellner, Executive Vice President of the Company and President CMC International Division, respectively. Pursuant to the Agreements, Mr. Larson and Dr. Zoellner will receive minimum base salaries of $390,000 and CHF 535,000.00 (Swiss Francs), respectively. Pursuant to the Agreements, Mr. Larson and Dr. Zoellner will each receive benefits consistent with the Company’s executive compensation policies. Unless earlier terminated in accordance with the provisions thereof or extended pursuant to the terms thereof, the terms of the Agreements expire on August 31, 2012. Each executive’s Agreement provides him with certain payments and benefits if he dies, is terminated due to a disability or for Cause (as defined in the Agreements), terminates employment for Good Reason (as defined in the Agreements), or the Company or CMC International do not extend the Agreement past its initial term or any extended term, as applicable.
     Mr. Larson and Dr. Zoellner are each eligible to receive an annual cash incentive bonus and a long-term cash incentive bonus under the 2006 Cash Incentive Plan, an annual discretionary bonus and equity grants under the 2006 Long-Term Equity Incentive Plan (the “2006 Plan”).
     Approval of Form of Performance Restricted Stock Unit Award Agreement.
     On June 3, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the form of Performance Restricted Stock Unit Award Agreement (the “Performance Award Agreement”) to be used by the Company in connection with awards of performance restricted stock units (“Performance Units”) to the Company’s employees under the Company’s 2006 Plan. The Performance Award Agreement provides for the grant of Performance Units consisting of the right to receive, upon the vesting date, delivery of one share of the Company’s Common Stock for each vested Performance Unit.
     Except as specifically provided in the Performance Award Agreement and subject to certain restrictions and conditions set forth in the 2006 Plan, the Performance Units will vest upon the following: (i) 50% of the Performance Units shall vest if the Company ranks at the 50th percentile on a Total Stockholder Return basis (as defined in the Performance Award Agreement) as compared to its Peer Group (as defined in the Performance Award Agreement) with the Total Stockholder Return based on the average of the closing prices on the principal market for each trading day for the month of June 2010 versus the average of the closing prices on the principal market for each trading day for the month of June 2013; and (ii) 100% of the Performance Units shall vest if the Company ranks at or greater than the 60th percentile on a Total Stockholder Return basis as compared to its Peer Group with the Total Stockholder Return based on the average of the closing prices on the principal market for each trading day for the month of June 2010 versus the average of the closing prices on the principal market for each trading day for the month of June 2013. Vesting will be calculated on a straight line interpolation basis for a rank on a Total Stockholder Return basis as compared to its Peer Group between the 50th percentile (at a vesting percentage of 50%) and 60th percentile (with a vesting percentage of 100%) with the Total Stockholder Return based on the average of the closing prices on the principal market for each trading day for the month of June 2010 versus the average of the closing prices on the principal market for each trading day for the month of June 2013.
     Except as set forth in the Agreement, Performance Units that do not vest in accordance with the Performance Award Agreement will be forfeited on the earlier of the date of the participant’s termination of service or June 30, 2013.
     If the Committee determines that any participant who is awarded Performance Units has engaged in fraud or misconduct that relates to the need for a required restatement of the Company’s financial statements filed with the Securities and Exchange Commission, the Committee will review all incentive compensation, including any Performance Units, awarded to or earned by such participant, with respect to fiscal periods materially affected by the restatement and may cause to be forfeited any vested or unvested Performance Awards and may recover from such participant all incentive compensation to the extent that the Committee deems appropriate.
     Approval of Form of Restricted Stock Unit Award Agreement.
     On June 3, 2010, the Committee approved the form of Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) to be used by the Company in connection with awards of restricted stock units (“RSU’s”) to the Company’s executive employees under the 2006 Plan. The RSU Agreement provides for the grant of RSU’s consisting of the right to receive, upon the vesting date, delivery of one share of the Company’s Common Stock for each vested RSU.
     Except as specifically provided in the RSU Agreement and subject to certain restrictions and conditions set forth in the 2006 Plan, the RSU’s will vest upon the following: 50% of the total RSU’s on the second anniversary of the date the RSU’s are granted, and 50% of the total RSU’s on the fourth anniversary of the date the RSU’s are granted.
     Except as set forth in the Agreement, RSU’s that do not vest in accordance with the RSU Award Agreement will be forfeited on the earlier of the date of the participant’s termination of service or June 3, 2014.
     If the Committee determines that any participant who is awarded RSU’s has engaged in fraud or misconduct that relates to the need for a required restatement of the Company’s financial statements filed with the Securities and Exchange Commission, the Committee will review all incentive compensation, including any RSU’s, awarded to or earned by such participant, with respect to fiscal periods materially affected by the restatement and may cause to be forfeited any vested or unvested RSU’s and may recover from such participant all incentive compensation to the extent that the Committee deems appropriate.
     Performance Restricted Stock Unit Awards and Restricted Stock Unit Awards.
     On June 3, 2010, the Committee granted each of Murray R. McClean, William B. Larson, and Hanns K. Zoellner, the number of Performance Units and RSU’s set forth opposite his name in the table below. The Performance Units and the RSU’s, which were granted pursuant to the 2006 Plan, are governed by a Performance Award Agreement and a RSU Award Agreement, the forms of which are described above.

Recipient	Number of Performance Units	Number of Restricted Stock Units

Murray R. McClean Chairman, President and Chief Executive Officer	55,000	75,000

William B. Larson Senior Vice President and Chief Financial Officer	30,000	40,000

Hanns K. Zoellner Executive Vice President and President CMC International Division	30,000	40,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: June 8, 2010	By:	/s/ Ann J. Bruder
		Name:	Ann J. Bruder
		Title:	Vice President of Law, Government Affairs and Global Compliance, General Counsel and Corporate Secretary